Exhibit 10.1



                                                                EXECUTION COPY


                             Dated 31 August 2005


                           GRANITE MASTER ISSUER PLC
                                  (as Issuer)


                                      and


                       MORGAN STANLEY & CO. INCORPORATED
                             (as Remarketing Bank)


                                      and


                     CANCARA ASSET SECURITISATION LIMITED
                          (as Conditional Purchaser)


                                      and


                               NORTHERN ROCK PLC
                 (as Northern Rock and as Issuer Cash Manager)






        ---------------------------------------------------------------

                             REMARKETING AGREEMENT
                                  relating to
              $1,000,000,000 Series 2005-3 Class A Notes due 2054

        ---------------------------------------------------------------






                          SIDLEY AUSTIN BROWN & WOOD
                               WOOLGATE EXCHANGE
                             25 BASINGHALL STREET
                                LONDON EC2V 5HA
                            TELEPHONE 020 7360 3600
                            FACSIMILE 020 7626 7937

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                              Table of Contents


1.   Interpretation............................................................1

2.   Appointment of Remarketing Bank...........................................4

3.   Remarketing...............................................................4

4.   Termination of the Remarketing Bank.......................................7

5.   Remarketing Termination Events............................................9

6.   Representations..........................................................10

7.   Replacement of the Conditional Purchaser.................................11

8.   Indemnity................................................................12

9.   Non-Petition and Limited Recourse........................................12

10.  Communications...........................................................14

11.  Contracts (Rights of Third Parties) Act 1999.............................15

12.  Governing Law and Submission.............................................15

13.  Counterparts.............................................................16

SCHEDULE 1 Form of Remarketing Bank Accession Letter..........................18



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This Agreement is made on 31 August 2005 between:

(1) GRANITE MASTER ISSUER PLC, a public limited company incorporated under the laws of England and Wales (registered number 5250668), whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Issuer");

(2) MORGAN STANLEY & CO. INCORPORATED, a corporation organised under the laws of the State of Delaware, whose registered office is at 1585 Broadway, New York, New York 10036, in its capacity as remarketing bank pursuant to this Agreement (the "Remarketing Bank");

(3) CANCARA ASSET SECURITISATION LIMITED, a Jersey, Channel Islands entity with limited liability (registered number 84185), whose registered office is at 26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands, in its capacity as the Conditional Purchaser pursuant to the Conditional Purchase Agreement ("Conditional Purchaser"); and

(4) NORTHERN ROCK PLC, a public limited company incorporated under the laws of England and Wales (registered number 03273685), whose registered office is at Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL, in its individual capacity ("Northern Rock") and in its capacity as Issuer Cash Manager (the "Issuer Cash Manager").

WHEREAS:

(A) On 31 August 2005 (the "Closing Date"), the Issuer proposes to issue $1,000,000,000 Series 2005-3 Class A Notes due 2054 (the "Class A Notes").

(B) The Issuer wishes to appoint the Remarketing Bank, inter alia, (a) prior to the service of a Remarketing Termination Notice, to use its reasonable efforts to identify third party purchasers for the Class A Notes in accordance with this Agreement and (b) prior to the service of a Remarketing Termination Notice, to give notice to the Conditional Purchaser to purchase Unremarketed Notes pursuant to the Conditional Purchase Agreement.

1.       INTERPRETATION

1.1      In this Agreement:

         "Available Principal Receipts" means the amount of Issuer Available Principal Receipts allocable to the Class A Notes on each Note Payment Date that is a Transfer Date.

         "Conditional Purchase Activation Notice" has the meaning given to it in the Conditional Purchase Agreement.

         "Conditional Purchase Agreement" means the Conditional Purchase Agreement dated the date of this Agreement among the Issuer, the Remarketing Bank, Northern Rock, the Issuer Cash Manager, Lloyds TSB Bank plc and the Conditional Purchaser.

         "Incoming Class A Noteholders" means, as at any Transfer Date, (i) those purchasers of Class A Notes identified by the Remarketing Bank who have agreed to



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         pay the relevant Transfer Price on such Transfer Date and/or (ii) the
         Conditional Purchaser if it has been served with a Conditional Purchase Activation Notice in respect of such Transfer Date.

         "Insolvency Proceeding" shall mean, with respect to the Remarketing Bank, any bankruptcy, reorganisation, arrangement, insolvency or liquidation proceeding under any United States federal or state bankruptcy or similar law affecting creditors' rights now or hereafter in effect or any other similar proceeding, whether voluntary or involuntary.

         "Investment Company Act" means the United States Investment Company Act of 1940, as amended.

         "Maximum Reset Margin" means 0 per cent. per annum.

         "Merger" has the meaning given to it in Clause 4.4.

         "Proceedings" has the meaning given to it in Clause 12.2.

         "Remarketing Bank Accession Letter" means a letter in the form set out in Schedule 1.

         "Remarketing Bank Process Agent" has the meaning given to it in Clause 12.3.

         "Remarketing Bank Termination Event" has the meaning given to it in Clause 4.1.

         "Remarketed Notes" means, in respect of any Transfer Date, those Tendered Notes for which the Remarketing Bank has identified third party purchasers.

         "Remarketing Period" means, in respect of each Transfer Date up to and including the Transfer Date occurring in August 2009, the period from and including the 15th Business Day prior to such Transfer Date through and including the 10th Business Day prior to such Transfer Date.

         "Remarketing Termination Event" has the meaning given to it in Clause 5.1.

         "Remarketing Termination Notice" has the meaning given to it in Clause 5.2.

         "Reset Margin" means for each Reset Period (i) a percentage not exceeding the Maximum Reset Margin determined by the Remarketing Bank in accordance with Clause 3.4(b) or (c) or (ii) if a Remarketing Termination Notice has been given prior to the commencement of such Reset Period, the Maximum Reset Margin.

         "Reset Period" means each period commencing on and including a Transfer Date up to but excluding the next Transfer Date, or in the case of the last Transfer Date, the period from and including such Transfer Date to the Final Maturity Date.

         "Settlement Account" means the account held by the Remarketing Bank at DTC for the purpose of taking delivery of Remarketed Notes on each Transfer Date in order to effect settlement pursuant to the terms of this Agreement.



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         "Tendered Notes" means, with respect to a Transfer Date, all of the
         Class A Notes that will then be Outstanding, after giving effect to the application of Available Principal Receipts on that Transfer Date, the holders of which have not exercised their right to retain such Class A Notes through the facilities of DTC at any time prior to the commencement of the Remarketing Period that ends immediately before that Transfer Date.

         "Transfer Date" means the Note Payment Date falling in August of each year, beginning in August 2006 through and including the Note Payment Date occurring in August 2010.

         "Transfer Price" means, in respect of each Class A Note as at a Transfer Date, the Principal Amount Outstanding of such Class A Note on that Transfer Date (not to exceed $1,000,000,000 at any time), following the application of Available Principal Receipts on such date.

         "Unremarketed Notes" has the meaning given to it in the Conditional Purchase Agreement.

1.2 The headings and the contents page in this Agreement (which expression shall include the Schedules hereto) shall not affect its interpretation.

1.3 Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other gender and words denoting persons only shall include firms and corporations and vice versa.

1.4 References to Clauses, sub-clauses and Schedules shall, unless the context otherwise requires, be to Clauses and sub-clauses of and schedules to this Agreement.

1.5 Any reference to an enactment is a reference to it as already amended and includes a reference to any repealed enactment which it may re-enact, with or without amendment, and to any re-enactment and/or amendment of it.

1.6 All certificates required to be provided pursuant to this Agreement shall be certificates signed by duly authorised representatives of the persons or companies required to provide such certificates.

1.7 Reference to any document or agreement shall include reference to such document or agreement as varied, supplemented or replaced from time to time.

1.8 Capitalised terms used herein and not otherwise defined herein or pursuant hereto, unless the context otherwise requires, shall have the meanings given to them in Programme Master Definitions Schedule signed for the purposes of identification only by Sidley Austin Brown & Wood and Allen & Overy LLP on January 19, 2005 and the Issuer Master Definitions Schedule signed for the purposes of identification only by Sidley Austin Brown & Wood and Allen & Overy LLP on January 19, 2005 (each as amended, varied or supplemented from time to time), each of which is incorporated into this Agreement by reference.



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

2.       APPOINTMENT OF REMARKETING BANK

         The Issuer hereby appoints Morgan Stanley & Co. Incorporated as the Remarketing Bank (i) in respect of the remarketing, transfer and settlement of the Class A Notes on each Transfer Date and (ii) in respect of giving a Conditional Purchase Activation Notice to the Conditional Purchaser in respect of any Unremarketed Notes, each in accordance with the terms of this Agreement. The Remarketing Bank accepts such appointment, on the terms of and subject to the conditions set out in this Agreement.

3.       REMARKETING

3.1 Indicative Principal Amounts: By 9 am London time on the first day of each Remarketing Period, the Issuer Cash Manager will determine from the Principal Paying Agent the Outstanding Principal Amount of Tendered Notes in respect of the Transfer Date falling immediately after the end of that Remarketing Period and notify the Remarketing Bank of such amount.

3.2 Approaches to Investors: During each Remarketing Period, prior to the service of a Remarketing Termination Notice, following the notification and based on the amount notified in Clause 3.1 above, the Remarketing Bank will use reasonable efforts to identify third party purchasers to buy the Tendered Notes on the relevant Transfer Date.

3.3 Determination of Principal Amounts by the Issuer Cash Manager: Prior to the service of a Remarketing Termination Notice, by 9 am London time on the day which is four (4) Business Days prior to each Transfer Date, the Issuer Cash Manager will notify the Remarketing Bank of the Transfer Price applicable to the Class A Notes to be transferred on such Transfer Date.

3.4      Third Party Bids and Margin Reset:

         (a) If one or more third parties is willing to purchase some or all of the Tendered Notes, the Remarketing Bank will notify the Issuer Cash Manager of the names of such purchasers by the last day of the Remarketing Period prior to the relevant Transfer Date;

         (b) Prior to the end of each Remarketing Period, the Remarketing Bank will determine the lowest margin in relation to one-month USD LIBOR at which third party purchasers will agree to purchase all of the Tendered Notes (which margin may be a negative number) at the Transfer Price as at the relevant Transfer Date;

         (c)  (i)    If the Remarketing Bank determines in respect of any
                     Transfer Date that some but not all of the Class A Notes will be Unremarketed Notes on such Transfer Date, the Reset Margin for the immediately following Reset Period will be the Maximum Reset Margin.

              (ii)  If the Remarketing Bank determines in respect of any
                     Transfer Date that all of the Class A Notes will be Unremarketed Notes on such Transfer Date, the Reset Margin for all the following Reset Periods will be the Maximum Reset Margin;



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              (iii)  If there are no Tendered Notes in respect of a Transfer
                     Date, then the Remarketing Bank will determine the Reset Margin in its sole discretion based on prevailing market interest rates; and

         (d) A Reset Margin determined pursuant to clause (b) or (c) above as applicable will apply to all of the Class A Notes for the immediately following Reset Period.

3.5      Notification of Reset Margin to Principal Paying Agent and Swap
         Counterparty: On the last day of the Remarketing Period prior to each relevant Transfer Date, the Remarketing Bank shall notify the Principal Paying Agent and the Swap Counterparty of the Reset Margin to apply on the Class A Notes for the immediately following Reset Period(s).

3.6 Payment of Transfer Price: The Remarketing Bank shall provide payment instructions for the relevant Transfer Price to each Incoming Class A Noteholder.

3.7      Purchase by Conditional Purchaser:

         (a)  To the extent that:

              (i) the Remarketing Bank is unable, in respect of any Remarketing Period, to obtain firm bids for some or all of the Tendered Notes in accordance with Clause 3.4 by the end of the Remarketing Period; or

              (ii) the Class A Notes will not be redeemed in full on the Transfer Date occurring in August 2010,

              (iii) a Remarketing Termination Notice has been served based other than on the events specified in sub-clauses 5.1(a) and (d) of this Agreement),

         the Remarketing Bank shall give a Conditional Purchase Activation Notice to the Conditional Purchaser in respect of the Unremarketed Notes by no later than 10:00 a.m. (London time) on the fourth (4th) Business Day prior to the applicable Transfer Date in the manner set out in the Conditional Purchase Agreement.

         (b) The Remarketing Bank shall notify the Issuer Cash Manager in writing by such time on such fourth (4th) Business Day as to whether or not it has given a Conditional Purchase Activation Notice. If the Issuer Cash Manager does not receive such written notice from the Remarketing Bank on such fourth (4th) Business Day, then the Issuer Cash Manager shall give a Conditional Purchase Activation Notice by 10:00 a.m. (London time) on the third (3rd) Business Day prior to the Transfer Date to which such Conditional Purchase Activation Notice relates in the same manner, subject to the Remarketing Bank having provided to the Issuer Cash Manager the information required to be included in the Conditional Purchase Activation Notice.

         (c) If prior to any Transfer Date a Conditional Purchase Activation Notice has been delivered to the Conditional Purchaser pursuant to this Clause 3.7, the Issuer Cash Manager will notify the Conditional Purchaser on the Transfer Date specified in such Conditional Purchase Activation Notice as to whether



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              any of the events specified in Clause 5.1(a) of this Agreement has occurred and is continuing.

3.8      Transfer and Settlement of Class A Notes:

         (a) The Remarketing Bank will provide the Settlement Account to be used by Incoming Class A Noteholders for the purposes of settlement of the Tendered Notes on each Transfer Date and will act in accordance with the Conditional Purchase Agreement and the other provisions of this Agreement with a view to facilitating the transfer and settlement of Tendered Notes on each Transfer Date as contemplated thereby.

         (b) The Remarketing Bank shall arrange on each Transfer Date payment of the aggregate of Transfer Prices received in accordance with clause 3.6 to DTC to be credited to the account of relevant holders of Remarketed Notes holding an interest via DTC.

3.9      Notification to DTC and Conditional Purchaser; Delivery of Class A
         Notes: The Remarketing Bank shall:

         (a) provide or procure written notice of the following information in respect of the Class A Notes to DTC by no later than three
              (3) Business Days prior to each Transfer Date, or such other time as DTC may require:

              (i) the identity of each Incoming Class A Noteholder and amount of Class A Notes purchased thereby;

              (ii) the Reset Margin applicable to the Class A Notes for the following Reset Period(s); and

              (iii)  the next Reset Period; and

         (b) on each Transfer Date, arrange delivery of Class A Notes from the Settlement Account to Incoming Class A Noteholders through the facilities of DTC (including, without limitation, specifying details of the accounts of such Incoming Class A Noteholders to
              DTC).

3.10 Compliance with law: The Remarketing Bank will carry out its remarketing activities hereunder in accordance with all applicable laws and regulations.

3.11 Limitation of Liabilities: It is acknowledged that neither the Issuer, Northern Rock, the Issuer Cash Manager nor the Remarketing Bank shall have any obligation or liability under any circumstances to purchase Class A Notes or any interest therein. For the avoidance of doubt, it is acknowledged by the parties hereto that the Remarketing Bank is not intended to be acting as agent of the Issuer with respect to the remarketing or procuring the purchase of the Class A Notes.

         Except as set forth herein, neither the Issuer, Northern Rock nor the Issuer Cash Manager shall have any obligation or liability with respect to the remarketing of Class A Notes by the Remarketing Bank. For the avoidance of doubt, the Remarketing Bank shall have no liability if, after having used reasonable endeavours, it fails for



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         whatever reason to procure a purchaser of the Class A Notes at the appropriate time, save to the extent of its own fraud, wilful default, negligence or bad faith.

3.12 Notification: If the Remarketing Bank fails to take any action that it is required to take pursuant to this Agreement, it shall forthwith notify the Issuer Cash Manager in writing.

3.13     General: In acting under this Agreement, the Remarketing Bank:

         (a) may take such steps as it considers appropriate in order to effect an orderly remarketing of the Class A Notes under this Clause 3;

         (b) will hold any Transfer Price paid to it by third party purchasers or the Conditional Purchaser (as the case may be) as client funds for the benefit of the relevant purchaser until transferred in exchange for Class A Notes;

         (c) will hold any interests transferred to the Settlement Account in respect of the Class A Notes for the benefit of the relevant Class A Noteholders holding an interest through DTC pending transfer of such interests to the Incoming Class A Noteholders;

         (d) may consult on any legal matter any legal adviser selected by it and it shall not be liable in respect of anything done or omitted to be done relating to that matter in good faith in accordance with that adviser's opinion; and

         (e) may acquire, hold or dispose of any Class A Notes or other securities (or any interest therein) of the Issuer or any other person, may enter into or be interested in any contract or transaction with any such person and may act on, or as trustee or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Remarketing Bank were not the Remarketing Bank, and need not account for any profit.

3.14 Alternative Arrangements: If Individual Note Certificates representing the Class A Notes are issued in accordance with the Issuer Trust Deed, or if DTC ceases to offer the relevant mechanisms to enable the remarketing and settlement of the Class A Notes as contemplated hereby, then the parties hereto will make reasonable efforts to enter into alternative arrangements to give effect to the arrangements contemplated hereby.

4.       TERMINATION OF THE REMARKETING BANK

4.1 The occurrence of any of the following events shall constitute a "Remarketing Bank Termination Event":

         (a) any warranty, representation or statement which is given by the Remarketing Bank in this Agreement or which is contained in any certificate, statement or notice provided under or in connection with this Agreement proves to be incorrect in any material respect or any such warranty, representation or statement, if it is expressed to be repeated at any time by reference to the circumstances then prevailing, would be incorrect in any material respect and at such time the result of any of the foregoing is, in the reasonable opinion of



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              the Issuer, likely to materially and adversely affect the
              financial condition of the Remarketing Bank or its ability to observe or perform its obligations under this Agreement and the Conditional Purchase Agreement;

         (b) the Remarketing Bank fails to observe or perform any of its obligations under this Agreement or the Conditional Purchase Agreement and such failure is not remedied within five (5) Business Days after the Issuer has notified the Remarketing Bank of the failure;

         (c) the Remarketing Bank, otherwise than for the purposes of amalgamation or reconstruction as is referred to in Clause 4.4 below, ceases or, through an official action of the Board of Directors of the Remarketing Bank, threatens to cease to carry on business;

         (d) the Remarketing Bank admits in writing its inability, or fails generally, to pay its debts as they become due;

         (e) (i) an Insolvency Proceeding shall have been instituted by a creditor of the Remarketing Bank in a court having jurisdiction in the premises seeking a decree or order for relief in respect of the Remarketing Bank, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Remarketing Bank or for any substantial part of its property, or for the winding-up or liquidation of its affairs and (ii) either such Insolvency Proceeding shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur, provided that the grace period allowed for by this clause (ii) shall not apply to any Insolvency Proceeding instituted by an affiliate of the Remarketing Bank in furtherance of any of the actions set forth in the preceding clause (i);

         (f) an Insolvency Proceeding shall have been commenced by the Remarketing Bank or the Remarketing Bank's consent to the entry of an order for relief in an Insolvency Proceeding commenced against it by another party, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of the Remarketing Bank or for any substantial part of its property, or any general assignment for the benefit of creditors; or

         (g) the Remarketing Bank or any of its subsidiaries takes any corporate action in furtherance of any of the actions set forth in the preceding clause (d), (e) or (f).

4.2 Following the occurrence of a Remarketing Bank Termination Event, by written notice to the Remarketing Bank, the Issuer may immediately terminate the appointment of the Remarketing Bank and shall give notice of such termination to the Conditional Purchaser. Following such termination of its appointment hereunder, the Remarketing Bank shall have no further obligations hereunder except pursuant to Clause 4.3.

4.3 If the appointment of the Remarketing Bank is terminated pursuant to Clause 4.2, the Remarketing Bank must if required by the Issuer use its reasonable endeavours to identify within fifteen (15) days an alternative entity to act as Remarketing Bank on



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         substantially the same terms as set out herein and procure the delivery of a Remarketing Bank Accession Letter duly executed by that alternative Remarketing Bank to the Issuer. Any replacement Remarketing Bank nominated pursuant to this Clause 4.3 or appointed by the Issuer must be:

         (a) either a leading bank or an investment banking firm operating in both the London and New York banking and fixed income markets;

         (b) appropriately licensed and authorised to discharge its obligations hereunder;

         (c) approved by Northern Rock, the Issuer and the Conditional Purchaser (such approval not to be unreasonably withheld); and

         (d)  have customary arrangements for conducting transactions through
              (i) a participant account with DTC and (ii) a broker-dealer registered under the Exchange Act.

4.4 Any organisation into which the Remarketing Bank may be merged or converted or with which the Remarketing Bank may be consolidated or which results from any merger, conversion or consolidation ("Merger") to which the Remarketing Bank shall be a party shall, to the extent permitted by applicable law, be the successor Remarketing Bank under this Agreement without any further formality. In addition, the Remarketing Bank may transfer all of its rights and obligations to any organisation to which the Remarketing Bank transfers all or substantially all of the Remarketing Bank's assets and business and that assumes such obligations. Upon any such transfer and assumption of obligations, the Remarketing Bank shall be relieved of and fully discharged from all obligations under this Agreement, whether such obligations arose before or after such transfer and assumption, and the successor Remarketing Bank shall assume all of the obligations of the Remarketing Bank under this Agreement.

5.       REMARKETING TERMINATION EVENTS

5.1 If any of the following events occur (each, a "Remarketing Termination Event"), the Remarketing Bank will have the rights set out under Clause 5.2:

         (a) an event specified in Clause 2.2(d) of the Conditional Purchase Agreement has occurred and is continuing;

         (b) there shall have been in the Remarketing Bank's reasonable opinion, since the date of this Agreement, any change, any circumstance, or any development involving a prospective change, in national or international monetary, financial, political or economic conditions or currency exchange rates or foreign exchange controls such as would in its view be likely to prejudice materially the success of the remarketing of the Class A Notes in the secondary market;

         (c) the requirements of Rule 2a-7 of the Investment Company Act affecting the purchase of the Class A Notes by money market funds have changed since the Closing Date;

         (d) all of the Class A Notes have been purchased by the Conditional Purchaser;



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         (e)  the Remarketing Bank's appointment is terminated pursuant to
              Clause 4.2 and a suitable replacement Remarketing Bank is not appointed pursuant to Clause 4.3 on or before (fifteen) 15 Business Days prior to a Transfer Date; or

         (f) the Conditional Purchaser (i) has declined to extend the Conditional Purchase Commitment Period under the terms of Clause
              2.1 of the Conditional Purchase Agreement or (ii) the Remarketing Bank fails to deliver an Extension Request to the Conditional Purchaser in accordance with Clause 2.1(b) of the Conditional Purchase Agreement and, in either case, a replacement Conditional Purchaser has not been appointed pursuant to Clause 7 of this Agreement.

5.2 Following the occurrence of any Remarketing Termination Event set out in Clause 5.1 above, the Remarketing Bank shall have the right to deliver a written notice to the Issuer (with a copy of such notice to the other parties to this Agreement) terminating its appointment under this Agreement (a "Remarketing Termination Notice").

5.3 Notwithstanding Clause 4.3, following the service of a Remarketing Termination Notice, the Remarketing Bank shall have no further obligations hereunder except as follows (provided (i) that no replacement Remarketing Bank has assumed these functions and (ii) no event specified in Clause 5.1(a) or (d) of this Agreement has occurred):

         (a) to issue a Conditional Purchase Activation Notice to the Conditional Purchaser in the manner contemplated hereunder; and

         (b) to facilitate the transfer of the Class A Notes to the Conditional Purchaser on the Transfer Date immediately succeeding the date of service of a Remarketing Termination Notice as contemplated by Clauses 3.8 and 3.9.

6.                REPRESENTATIONS

         Each party to this Agreement, other than the Issuer and the Conditional Purchaser, makes the representations and warranties set out in this Clause 6 to the other parties as of the date of this Agreement.

6.1      Status

         (a) It is a corporation or a limited company (as applicable), duly incorporated and validly existing under the law of its jurisdiction of incorporation.

         (b) It has the power to own its assets and carry on its business as it is being conducted.

6.2      Binding obligations

         The obligations expressed to be assumed by it under this Agreement are legal, valid, binding obligations, enforceable against it in accordance with their terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganisation, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles.



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6.3      Non-conflict with other obligations

         The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

         (a)  any law or regulation applicable to it;

         (b)  its constitutional documents; or

         (c) any agreement or instrument binding upon it or any of its assets.

6.4      Power and authority

         It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement.

6.5      Validity and admissibility in evidence

         All authorisations required:

         (a) to enable it lawfully to enter into, exercise its rights and comply with this Agreement; and

         (b) to make this Agreement admissible in evidence in its jurisdiction of incorporation,

         have been obtained or effected and are in full force and effect.

6.6      Governing law and enforcement

         (a) The choice of English law as the governing law of this Agreement will be recognised and enforced in its jurisdiction of incorporation.

         (b) Any judgment obtained in England in relation to this Agreement will be recognised and enforced in its jurisdiction of incorporation.

6.7      No proceedings pending or threatened

         No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a material adverse effect on its ability to comply with its obligations under this Agreement have (to the best of its knowledge and belief) been started or threatened against it.

7.       REPLACEMENT OF THE CONDITIONAL PURCHASER

         (a) If the Conditional Purchaser does not extend the Conditional Purchase Commitment pursuant to Clause 2 of the Conditional Purchase Agreement, (i) the Issuer Cash Manager will attempt to identify and appoint an alternative entity to act as successor to the Conditional Purchaser and (ii) the Remarketing Bank will use reasonable efforts to identify an alternative entity to act as successor to the Conditional Purchaser on substantially the same terms as the Conditional Purchaser.

         (b) Any replacement Conditional Purchaser appointed under this Clause 8.2 must:

              (i) be a leading bank operating in both the London and New York banking markets;

              (ii) be appropriately licensed and authorised to discharge its obligations hereunder;

              (iii) be acceptable to the Issuer Cash Manager or the Remarketing Bank, as the case may be, their consent not to be unreasonably withheld;

              (iv) be an entity which has a short-term ratings of A-1+ by Standard & Poor's, P-1 by Moody's and F-1+ by Fitch; and

              (v) be acceptable to each of Standard & Poor's, Moody and Fitch such that each such rating agency does not downgrade or withdraw its then current ratings of the Class A Notes.

         (c) A replacement Conditional Purchaser must be appointed in the case of a failure to extend the Conditional Purchase Commitment pursuant to Clause 2.1 of the Conditional Purchase Agreement prior to the beginning of the next following Remarketing Period in respect of such Transfer Date.

8.       INDEMNITY

8.1 By Northern Rock: Northern Rock will indemnify the Remarketing Bank against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which it may incur or which may be made against it arising out of or in relation to or in connection with its appointment or the exercise of its functions hereunder, except such as may result from a breach by it of this Agreement or its fraud, wilful default, negligence or bad faith or that of its officers or employees; provided, however, that the Remarketing Bank shall not be entitled to indemnification by Northern Rock if payments by Northern Rock under such indemnification would adversely affect the off-balance sheet treatment by the Financial Services Authority of Mortgage Loans assigned by Northern Rock to the Mortgages Trustee pursuant to the Mortgages Sale Agreement.

8.2 By the Remarketing Bank: The Remarketing Bank will indemnify Northern Rock against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, all reasonable costs, charges and expenses paid or incurred in disputing or defending any of the foregoing) which Northern Rock may incur or which may be made against it as a result of a breach by the Remarketing Bank of this Agreement or its fraud, wilful default, negligence or bad faith or that of its officers or employees.

9.       NON-PETITION AND LIMITED RECOURSE

9.1      (a)  Each of the parties hereto (other than the Issuer) undertakes to the Issuer that, it shall not until the expiry of one year and one day after the payment of all sums outstanding and owing under all Notes issued by the Issuer from time to time, take any corporate action or other steps or legal proceedings for the winding up, dissolution, arrangement, reconstruction or reorganisation or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Issuer or any or all of its assets or revenues, petition or commence proceedings for the administration or winding-up of the Issuer (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Issuer.

         (b) Each of the parties hereto (other than the Conditional Purchaser) undertakes to the Conditional Purchaser that it shall not until the expiry of one year and one day after the latest maturing commercial paper note issued by the Conditional Purchaser is paid in full, take any corporate action or other steps or legal proceedings for the winding up, dissolution, arrangement, reconstruction, reorganisation or similar proceedings or for the appointment of a liquidator, receiver, manager, administrator, administrative receiver or similar officer of the Conditional Purchaser or any or all of its assets or revenues, petition or commence proceedings for the administration or winding-up of the Conditional Purchaser (nor join any person in such proceedings or commencement of proceedings) nor commence any legal proceedings against the Conditional Purchaser.

         The provisions of this Clause 9.1 shall survive the termination of this Agreement.

9.2 Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Conditional Purchaser under this Agreement are solely the obligations of the Conditional Purchaser and shall be payable by the Conditional Purchaser solely as provided in this Clause 9.2. Each of the parties to this Agreement (other than the Conditional Purchaser) agrees that the Conditional Purchaser shall only be required to pay (a) any liabilities that it may incur under this Agreement, subject to the Conditional Purchaser having funds available in accordance with the payment priorities set out in
         Section 3(a)(v) of the Issuing and Paying Agency Agreement dated as of December 6, 2002 among the Conditional Purchaser and JPMorgan Chase Bank, N.A. as Issuing and Paying Agent (as amended, supplemented or otherwise modified from time to time, the "Issuing and Paying Agency Agreement"), and (b) any expenses, indemnities or other liabilities that it may incur under this Agreement, subject to funds being available for such purpose in accordance with the payment priorities set out in Section 3(a)(v) of the Issuing and Paying Agency Agreement.

         To the extent permitted by law, no recourse under any obligation, covenant or agreement of any person contained in this Agreement shall be had against any shareholder, officer, agent, affiliate, director or employee of the Issuer or the Conditional Purchaser, by the enforcement of any assessment or by any legal proceedings, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is a corporate obligation of the Issuer and the Conditional Purchaser expressed to be a party hereto and no personal liability shall attach to or be incurred by the shareholders, officers, agents, affiliates or directors of such person as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Issuer or the Conditional Purchaser contained in this

         Agreement, or implied therefrom, and that any and all personal liability for breaches by such person of any such obligations, covenants or agreements, either under any applicable law or by statute or constitution, of every such shareholder, officer, agent, affiliate or director is hereby expressly waived by each person expressed to be a party hereto as a condition of and consideration for the execution of this Agreement; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of wilful misconduct or fraudulent actions or omissions taken by them.

         The provisions of this Clause 9.2 shall survive the termination of this Agreement.

9.3 The Conditional Purchaser is not, by reason of entering into this Agreement and providing its commitment under the Conditional Purchase Agreement, offering any securities under the Prospectus or in relation to the Class A Notes issued by the Issuer. The Conditional Purchaser is not involved in the remarketing of the Class A Notes issued by the Issuer, and has no obligation to remarket the Class A Notes. Its commitment to purchase can be called upon by the Remarketing Bank only in accordance with this Agreement. The Conditional Purchaser is not soliciting any offers to buy the Class A Notes issued by the Issuer.

10.       COMMUNICATIONS

         Any communication shall be by letter, telephone or fax:

         in the case of the Issuer, to it at:

         Granite Master Issuer plc
         5th Floor
         100 Wood Street
         London EC2V 7EX

         Fax no.:    +44 (0) 20 7606 0643
         Attention:  The Company Secretary

         in the case of the Remarketing Bank, to it at:

         1585 Broadway
         New York, New York 10036

         Fax:        +212 761 0587
         Attention:  Head of Short Term Fixed Income Sales

         in the case of Northern Rock or the Issuer Cash Manager, to it at:

         Northern Rock plc
         Northern Rock House
         Gosforth
         Newcastle upon Tyne  NE3 4PL

         Fax no.:    +44 (0) 191 279 4929
         Attention: Securitisation, Risk Operations in the case of the Conditional Purchaser, to it at:

         Cancara Asset Securitisation Limited
         26 New Street
         St. Helier
         Jersey  JE2 3RA
         Channel Islands

         Fax no.:    +44 (0)1534 814 815
         Attention:  Bedell SPV - Administration

         with a copy to:

         Securitisation
         Lloyds TSB Bank plc
         Faryner's House
         25 Monument Street
         London  EC3R 8BQ

         Fax no.:    +44 (0)20 7418 3881
         Attention:  Head of Securitisation

         or any other address of which written notice has been given to the other party/parties in accordance with this Clause. Such communications will take effect, in the case of a letter, when delivered or, in the case of fax, when despatched.

11.      CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this does not affect any rights or remedy of any person which exists or is available apart from that Act.

12.      GOVERNING LAW AND SUBMISSION

12.1 Governing Law: This Agreement shall be governed by and construed in accordance with English law.

12.2 Jurisdiction: The courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and accordingly any legal action or proceedings arising out of or in connection with this Agreement ("Proceedings") may be brought in such courts. The parties to this Agreement hereby irrevocably submit to the jurisdiction of such courts and waive any objection to Proceedings in such courts whether on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the parties to this Agreement and shall not limit the right of any of them to take Proceedings in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

12.3     Service of Process

         The Remarketing Bank irrevocably appoints Company Secretary, Law Division, Morgan Stanley & Co. Incorporated, 20 Cabot Square, Canary Wharf, London E14 4QW (the "Remarketing Bank Process Agent") to receive, for it and on its behalf, service of process in any proceedings in England. Such service shall be deemed completed on delivery to the Remarketing Bank's Process Agent (whether or not it is forwarded to and received by the Issuer). If for any reason the Remarketing Bank's Process Agent ceases to act as such or no longer has an address in England, the Remarketing Bank irrevocably agrees to appoint a substitute process agent acceptable to each of the Issuer and the Issuer Cash Manager and shall immediately notify each of the Issuer and the Issuer Cash Manager of such appointment. Nothing shall affect the right to service process in any other manner permitted by law.

13.      COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument, provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed as delivered in the place where such last party executed this Agreement.

In witness whereof, this Agreement has been entered into on the date stated at the beginning.

GRANITE MASTER ISSUER PLC (as Issuer)

By:





MORGAN STANLEY & CO. INCORPORATED (as Remarketing Bank)

By:





CANCARA ASSET SECURITISATION LIMITED (as Conditional Purchaser)

By:





NORTHERN ROCK PLC

By:





NORTHERN ROCK PLC (as Issuer Cash Manager)

By:

                                  SCHEDULE 1


                   Form of Remarketing Bank Accession Letter

To:  Granite Master Issuer plc ("Issuer")
     5th Floor
     100 Wood Street
     London EC2V

     Attention:  Company Secretary

     Morgan Stanley & Co. Incorporated ("Remarketing Bank")(1)
     1585 Broadway
     New York, New York 10036

     Attention: Head of Short Term Fixed Income Sales

     Northern Rock plc ("Issuer Cash Manager")
     Northern Rock House, Gosforth
     Newcastle upon Tyne  NE3 4PL

     Attention:  Securitisation, Risk Operations

Dated [o]

Dear Sirs

Remarketing Agreement relating to $1,000,000,000 Series 2005-3 Class A Notes due 2054 between, inter alia, the Issuer and the Remarketing Bank
("Remarketing Agreement")

We refer to the Remarketing Agreement. This is a Remarketing Bank Accession Letter. Terms defined in the Remarketing Agreement have the same meaning in this Remarketing Bank Accession Letter unless given a different meaning in this Remarketing Bank Accession Letter.

On and from the date of this letter, [insert name of replacement Remarketing Bank] ("Replacement Remarketing Bank") agrees to become the new Remarketing Bank in accordance with Clause 4.3 of the Remarketing Agreement and to be bound by the terms of the Remarketing Agreement as if it were an original party to that document.

On the date of this letter, the Replacement Remarketing Bank repeats each of the representations and warranties set out in Clause 6 of the Remarketing Agreement as at the date of this letter for the benefit of the other parties to the Remarketing Agreement.

For the purposes of Clause 10 of the Remarketing Agreement, the Replacement Remarketing Bank's details are as follows:

Address: [o]


----------------
(1) Replace with current Remarketing Bank if Morgan Stanley & Co. Incorporated has been replaced as Remarketing Bank under clause 4.3 of the Remarketing Agreement.

Fax No:  [o]

Attention:        [o]

This Remarketing Bank Accession Letter is governed by English law.

Yours faithfully









..................................................
for and on behalf of
[insert name of Replacement Remarketing Bank]